SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


                               March 31, 2007
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)


                             American TonerServ Corp.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter


         Delaware                 333-120688             33-0686105
---------------------------   -----------------  ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


         475 Aviation Boulevard, Suite 100, Santa Rosa, California 95403
         ---------------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code


                                 (800) 736-3515
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))








ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On April 1, 2007, American TonerServ Corp. (the "Company") entered into an Asset Purchase Agreement ("Agreement") with Optima Technologies, LLC, a Delaware limited liability company and a newly formed, wholly-owned subsidiary of the Company ("Subsidiary"), Optima Technologies, L.L.C., a Nevada limited liability company ("Optima"), and Steven R. Jensen, who owns all of the membership interests in Optima relating to the purchase of certain assets of Optima's printer business. The closing of the Agreement also occurred on April 1, 2007.

     The purchase price for the acquisition consisted of $750,000 in cash and $1,800,000 in the form of three promissory notes. The Subsidiary also assumed certain liabilities of Optima of approximately $76,825 and the obligations of Optima under certain contracts.

     One of the promissory notes (the "Secured Note") in the amount of $250,000 bears interest at the rate of 7% per annum and is due within 105 days after the closing date. The Secured Note is secured by the assets purchased in the transaction.

     One of the promissory notes (the "Contingent Note") is in the amount of $1,250,000 and bears interest at the rate of 7% per annum. The Contingent Note is subject to adjustment as described below. The Contingent Note is payable in thirty equal monthly installments of principal and interest, commencing on the 30th day following the closing date.

     The principal amount of the Contingent Note shall be adjusted in the event that the gross profit (as defined in the Agreement) of the printer business is higher or lower than levels specified in the agreement and Contingent Note. If such gross profit during the 18 month period exceeds $3,018,750, the Contingent Note will be increased by 50% of the amount that gross profit exceeds that amount. If such gross income is less than $2,231,250, the Contingent Note will be decreased by the amount that the gross profit is below $2,231,250. If the gross profit is between $2,231,250 and $3,018,750, no adjustment will be made.

     One of the promissory notes (the "Convertible Note"), in the amount of $300,000, has a maturity date two years after the closing date. On the maturity date, the Convertible Note will automatically be converted into the number of shares of the Company's common stock that is equal to the quotient obtained by dividing (i) the aggregate outstanding principal balance due on the Convertible Note, by (ii) the greater of (A) $0.50 per share, or (B) the average of the closing bid and asked prices of the common stock quoted in the over-the-counter market in which the common stock is traded for the five (5) trading days prior to the closing date and the five trading days on and after the closing date.

     The Agreement provides that within 30 days of the closing, Steven R. Jensen will provide notice to the Company of whether he will serve on the ATS Board, or serve on the advisory board of the Company and have observer rights to the Company's Board as described in the Agreement.

     In connection with the closing of the acquisition, the Subsidiary entered into a Management Agreement with Optima and Steven R. Jensen that provides that Optima will serve as the manager of the Subsidiary for a period of thirty months, with an option for the Subsidiary to extend the agreement for an additional eighteen months. The Management Agreement provides for an annual

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management fee of $522,429 to be paid to Steven R. Jensen by in consideration for certain services, including, without limitation, support staff, master software license, and office and warehouse facilities. The management fee will be adjusted annually to reflect a cost of living increase, and periodically to reflect changes in personnel.

     Also in connection with the closing of the acquisition, the Subsidiary entered into a Management Agreement with Axon Technologies, Inc. ("Axon"), a non-profit organization that employs persons with disabilities and produces remanufactured toner cartridges. Axon distributes its products to Florida state agencies. Under this Management Agreement, the Subsidiary will provide management services for Axon and will receive a management fee equal to 90% of the amounts received by Axon for its products. During 2006, the amounts received by Axon exceeded $700,000.

     The forgoing is not intended to be a complete summary of the terms of the Agreement, the promissory notes and the Management Agreements, copies of which are filed as exhibits to this report.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     On April 1, 2007, Optima Technologies, LLC, a Delaware limited liability and a wholly owned subsidiary of the Company acquired the printer business of Optima. Optima has been engaged in the business of print management, printing supplies and repair service since 1987. The assets consist of the equipment, motor vehicles, machines, tools, inventory and supplies which are used primarily or exclusively in Optima's operation of its printer business. The purchase price paid for the assets is described in Item 1.01 of this report. The cash paid in the transaction came from the sales of Series C Convertible Preferred Stock as described in Item 3.02 of this report.

     In connection with the acquisition, the Subsidiary entered into employment agreements with three of Optima's key employees, and has offered employment to approximately 20 employees of Optima.

     Optima and its affiliates had no prior material relationships with the Company or its affiliates prior to this transaction. The Agreement provides that within 30 days of the closing, Steven R. Jensen will provide notice to the Company of whether he will serve on the ATS Board, or serve on the advisory board of the Company and have observer rights to the Company's Board as described in the agreement.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

     On March 31, 2007, American TonerServ Corp. (the "Company") entered into binding agreements to issue shares of Series C Convertible Preferred Stock ("Series C Shares") to accredited investors in a private offering. A total of 283,334 Series C Shares will be issued to 13 accredited investors. The Company received a total of $850,001 for the sale of the Series C Shares.

     Each Series C Share is convertible into ten shares of the Company's common stock (subject to certain anti-dilution adjustments) at any time at the holder's option. Each Series C Share will automatically be converted into ten

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shares of Common Stock (subject to certain anti-dilution provisions) upon (i)
the affirmative vote of a majority of the outstanding shares of the Preferred Stock (voting together as a single class) or (ii) the consummation of an underwritten public offering with aggregate proceeds in excess of $3,000,000.

     In connection with the sale of the Series C Shares the Company relied upon the exemptions provided by Section 4(2) of the Securities Act of 1933 (the "Act"), and Rule 506 under the Act. The securities were sold to persons who were already shareholders of the Company as well as persons with whom Directors of the Company had a prior business relationship. The Company reasonably believes that all of these investors are "Accredited Investors," as defined under the Act, who had access to complete information concerning the company. Each investor was given a private placement memorandum that provided detailed information about the Company and the securities to be issued, and investors were given an opportunity to ask questions of management. No advertising or other general solicitation was used in connection with the offering. The investors signed subscription documents representing that they were acquiring the securities for investment purposes only. A restrictive legend will be placed on the certificates representing the securities issued.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

     The financial statements of the printer business of Optima Technologies, L.L.C. will be filed by amendment within 71 calendar days of April 1, 2007.

(b) Pro forma financial information.

     The pro forma financial information related to the acquisition of the assets of Optima Technologies, L.L.C. will be filed by amendment within 71 calendar days of April 1, 2007.

(c) Exhibits.

 The exhibits identified below are filed as part of this report:


2.1 Asset Purchase Agreement dated as of April 1, 2007, Among Optima Technologies, LLC, a Delaware limited liability company, American TonerServ Corp., a Delaware corporation, Optima Technologies, L.L.C., a Nevada limited liability company ("seller"), and Steven R. Jensen.

10.1  Secured Promissory Note to Optima Technologies, L.L.C.

10.2  Contingent Promissory Note to Optima Technologies, L.L.C.

10.3  Convertible Promissory Note to Optima Technologies, L.L.C.

10.4  Management Agreement with Optima Technologies, L.L.C. and Steven R.
      Jensen.

10.5  Management Agreement with Axon Technologies, Inc.



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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   AMERICAN TONERSERV CORP.



Dated: April 5, 2007           By: /s/ Daniel J. Brinker
                                       Daniel J. Brinker
                                       President













































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